UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

______________

IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	1-7190	65-0854631
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3790 Park Central Blvd. North

Pompano Beach, Florida 33064

(Address of principal executive offices and zip code)

(954) 917-4114

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

ltem 2.01

Completion of Acquisition or Disposition of Asset.

On June 11, 2009, Imperial Industries, Inc.’s (the “Company”) wholly owned subsidiary Just-Rite Supply. Inc. (the “Just-Rite”) entered into an Assignment for the Benefit of Creditors (the “Assignment”) with Michael P. Phelan, Vice President of Michael Moecker and Associates (the “Assignee”). The Assignee is an unrelated third party of the Company, Just-Rite or any of its affiliates

In connection with the Assignment Just-Rite transferred, and set over unto the Assignee all of its assets, including, but not limited to all real property, fixtures, goods, stock, inventory, equipment, furniture, furnishings, accounts receivable, bank deposits, cash, promissory notes, cash value and proceeds of insurance policies, claims and demands belonging to Just-Rite as of June 11, 2009 (the “Assets”). Just-Rite did not receive any consideration for the transfer of its assets to the Assignee; provided however, the Assignee agreed to use the proceeds from the liquidation of the Assets to pay the liabilities of Just-Rite existing as of the date of the transfer, after expenses of the Assignee.

Reference is made to Item 1.03 of the Company’s Form 8-K dated June 10, 2009, filed with the Securities and Exchange Commission on June 11, 2009, the contents of which are incorporated herein by this reference.

Item 2.05

Cost Associated with Exit or Disposal Activities.

On June 9, 2009, the Board of Directors of the Company adopted a plan of disposal for its subsidiary, Just-Rite to liquidate its Assets and pay its creditors and, in accordance therewith, entered into the Assignment with the Assignee effective June 11, 2009. Just-Rite ceased all operations on that date. See Item 2.01 above for a more complete description of the Assignment.

The Company operates in the residential and commercial construction industry which is down sharply over the last two years. The depressed residential and commercial construction market has had an adverse effect on the Company’s liquidity, capital resources and results of operations. As a result, the Company’s Board of Directors determined it was in the best interest of the Company and its shareholders to cease Just-Rite operations and to provide for an orderly liquidation of its assets.

Upon execution of the Assignment, the Assignee took possession of the Assets, commenced administration of Just-Rite’s estate, started liquidating the assets, paying all costs and administrative expenses and paying all of the debts and liabilities of Just-Rite to the extent funds are available.

We expect the majority of the Assets to be liquidated by August 31, 2009.

The Company is unable to determine a good faith estimate of the estimated costs or a range of estimated costs to be incurred as a result of the Assignment. The Company will file an amended report on Form 8-K after it makes a determination of the estimated costs or range of estimated costs.

Item 9.01

Financial Statements and Exhibits.

(b)

Pro Forma Financial Statements

To be provided by amendment to this Form 8-K in accordance with the requirements of Form 8-K and the rules and regulations of the Securities and Exchange Commission.

(d)

Exhibits

Exhibit Number	Description
10.1

Assignment for the Benefit of Creditors Agreement dated June 11, 2009 from Just-Rite Supply, Inc. in favor of Michael P. Phelan [Incorporated by reference to Exhibit 10.2 of the Registrants
Form 8-K dated June 10, 2009 and filed with the SEC on June 11, 2009]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL INDUSTRIES, INC.

By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr.
Principal Executive Officer/
Chief Operating Officer

Dated:   June 17, 2009

3